Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-effective Amendment No. 1 to Registration Statement No. 333-30847 of EPIQ Systems, Inc. on Form S-8 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of EPIQ Systems, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 30, 2001